UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

COMMISSION FILE NUMBER 33-26991

Date of Report (Date of earliest event reported) May 17, 2004

AMERICAN BUILDERS & CONTRACTORS SUPPLY CO., INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	5033	39-1413708
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ONE ABC PARKWAY, BELOIT, WISCONSIN	53511
(Address of principal executive offices)	(Zip Code)

608-362-7777

(Registrant’s telephone number, including area code)

Item 5.	Other Events:

Redemption of 10 5/8% Senior Subordinated Notes due 2007

Under the provisions contained in the indenture, on May 17, 2004, American Builders & Contractors Supply Co., Inc. (Company) redeemed all of their outstanding 10 5/8% Senior Subordinated notes (Notes) for $64,777,114 plus accrued interest. Outstanding principal balance was $63,650,000. The Company’s principal source of funds for the redemption was an existing financing agreement with a group of banks.

Background

On May 7, 1997, the Company issued $100,000,000 of Notes due on May 15, 2007. The indenture included provisions for redemption at the Company’s option, in whole or in part, after May 15, 2002 at stated rates. The rate for the period of May 15, 2004 to May 14, 2005 was 101.7708%.

The Company had repurchased part of the original outstanding notes at market rates. Principal amounts retired by year are as follows:

1999	$9,350,000
2000	11,550,000
2001	15,450,000

Total	36,350,000

Discontinuation of Public Filings

In 1997, when the Company entered into these Notes it became a voluntary filer with the SEC as a means to communicate financial results to holders of the Notes. As a result of the redemption of all their outstanding Notes, the Company will no longer file quarterly or annual reports with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Builders & Contractors Supply Co., Inc.

(Registrant)

/s/ Kendra A. Story
Date: May 17, 2004	Kendra A. Story Chief Financial Officer